Exhibit 99.1

IBM REPORTS 2021 SECOND-QUARTER RESULTS

Improved Revenue Growth Led by Hybrid Cloud Platform Adoption, Consulting and Software

Highlights

Second Quarter:

●	Revenue of $18.7 billion, up 3 percent (flat adjusting for divested businesses and currency)

- Cloud & Cognitive Software up 6 percent (up 2 percent adjusting for currency)

- Global Business Services up 12 percent (up 7 percent adjusting for currency)

●	Net cash from operating activities of $17.7 billion and adjusted free cash flow of $11.0 billion, over last 12 months
●	Total cloud revenue over last 12 months of $27.0 billion, up 15 percent (up 13 percent adjusting for divested businesses and currency)
●	Total cloud revenue in the quarter of $7.0 billion, up 13 percent (up 9 percent adjusting for divested businesses and currency) led by:

- Cloud & Cognitive Software cloud revenue up 29 percent (up 25 percent adjusting for currency)

- Global Business Services cloud revenue up 35 percent (up 30 percent adjusting for currency)

●	Red Hat revenue up 20 percent (up 17 percent adjusting for currency), normalized for historical comparability
●	GAAP gross profit margin of 48.0 percent, flat; Operating (non-GAAP) gross profit margin of 49.3 percent, up 30 basis points
●	Debt reduced by $6.4 billion since year-end 2020

ARMONK, N.Y., July 19, 2021 . . . IBM (NYSE: IBM) today announced second-quarter 2021 earnings results.

“In the second quarter client adoption of our hybrid cloud platform contributed to strong performance in Global Business Services and software and drove improved overall revenue growth. At the same time, we continued to help clients infuse our AI-based technology offerings into their core business workflows," said Arvind Krishna, IBM chairman and chief executive officer. "We are pleased with our progress and we remain on track to deliver full-year revenue growth and meet our cash flow objective.”

	SECOND QUARTER 2021
				Pre-tax		Gross
	Diluted	Net	Pre-tax	Income		Profit
	EPS	Income	Income	Margin		Margin
GAAP from Continuing Operations	$1.47	$1.3B	$1.6B	8.3%		48.0%
Year/Year	(3)%	(3)%	(1)%	(0.4)	Pts	0.0	Pts

Operating (Non-GAAP)	$2.33	$2.1B	$2.5B	13.5%		49.3%
Year/Year	7%	8%	9%	0.7	Pts	0.3	Pts

GAAP EPS results include impacts related to the amortization of purchased intangible assets and other acquisition-related charges, retirement-related charges, U.S. tax reform enactment impacts, and transaction costs associated with the Kyndryl separation. The impact of the Kyndryl separation costs for second-quarter 2021 was ($0.15) per share.

“We expanded operating margins and grew profit dollars in the quarter, providing a key contribution to our cash performance," said James Kavanaugh, IBM senior vice president and chief financial officer. "In the first half of the year we increased adjusted free cash flow, invested in strategic acquisitions to strengthen our hybrid cloud and AI capabilities, continued to deleverage and, consistent with our commitment, again increased our dividend.”

Cash Flow and Balance Sheet

In the second quarter, the company generated net cash from operating activities of $2.6 billion. IBM’s free cash flow was $1.0 billion, which includes $0.6 billion of cash impacts from the company’s structural actions initiated in the fourth quarter of 2020 and the transaction costs associated with the separation of Kyndryl. IBM’s adjusted free cash flow, excluding these cash impacts, was $1.6 billion. The company returned $1.5 billion to shareholders in dividends.

In the first six months of the year, the company generated net cash from operating activities of $7.5 billion. Free cash flow for the first six months was $2.6 billion. The company’s adjusted free cash flow, excluding cash impacts of $1.2 billion for the structural actions and transaction separation costs, was $3.8 billion.

Over the last 12 months, the company generated net cash from operating activities of $17.7 billion. IBM’s free cash flow for the last 12 months was $9.7 billion. The company’s adjusted free cash flow, excluding cash impacts of $1.3 billion for the structural actions and transaction separation costs, was $11.0 billion.

IBM ended the second quarter with $8.2 billion of cash on hand (includes marketable securities), down $6.1 billion from year-end 2020 due primarily to acquisitions and debt reduction payments. Debt, including Global Financing debt of $17.5 billion, totaled $55.2 billion, down $6.4 billion since the end of 2020, and down $17.9 billion since closing the Red Hat acquisition.

Segment Results for Second Quarter

●	Cloud & Cognitive Software (includes Cloud & Data Platforms, Cognitive Applications and Transaction Processing Platforms) — revenues of $6.1 billion, up 6.1 percent (up 2.5 percent adjusting for currency). Cloud & Data Platforms grew 12 percent (up 8 percent adjusting for currency), led by the company’s hybrid cloud platform and Cloud Pak growth. Cognitive Applications grew 12 percent (up 8 percent adjusting for currency), led by growth in Security and AI applications. Transaction Processing Platforms declined 7 percent (down 11 percent adjusting for currency). Cloud revenue up 29 percent (up 25 percent adjusting for currency).
●	Global Business Services (includes Consulting, Application Management and Global Process Services) — revenues of $4.3 billion, up 11.6 percent (up 7.3 percent adjusting for currency), with growth in Consulting, up 16 percent (up 11 percent adjusting for currency), Application Management up 5 percent (up 1 percent adjusting for currency) and Global Process Services up 28 percent (up 25 percent adjusting for currency). Cloud revenue up 35 percent (up 30 percent adjusting for currency). Gross profit margin declined 60 basis points.
●	Global Technology Services (includes Infrastructure & Cloud Services and Technology Support Services) — revenues of $6.3 billion, up 0.4 percent (down 4.1 percent adjusting for currency). Both Infrastructure & Cloud Services and Technology Support Services were flat (down 4 percent adjusting for currency). Cloud revenue down 1 percent (down 5 percent adjusting for currency). Gross profit margin up 110 basis points.
●	Systems (includes Systems Hardware and Operating Systems Software) — revenues of $1.7 billion, down 7.3 percent (down 10.2 percent adjusting for currency), driven by declines in IBM Z (down 11 percent; down 13 percent adjusting for currency) and Storage Systems (down 7 percent, down 10 percent adjusting for currency). Power systems declined 2 percent (down 5 percent adjusting for currency). Cloud revenue down 16 percent (down 19 percent adjusting for currency).
●	Global Financing (includes financing and used equipment sales) — revenues of $242 million, down 8.6 percent (down 11.6 percent adjusting for currency).

Year-To-Date 2021 Results

Revenues for the six-month period ended June 30, 2021 totaled $36.5 billion, an increase of 2 percent year to year (down 1 percent adjusting for divested businesses and currency) compared with $35.7 billion for the first six months of 2020. Net income was $2.3 billion, down 10 percent year to year. Diluted earnings per share was $2.52 compared with $2.83 per diluted share for the 2020 period, a decrease of 11 percent.

GAAP earnings per share results include a ($1.58) per-share impact for charges related to amortization of purchased intangible assets and other acquisition-related charges, retirement-related charges, U.S. tax reform enactment impacts, and transaction costs associated with the Kyndryl separation. The impact of the Kyndryl separation costs was ($0.20) per share.

Operating (non-GAAP) net income for the six months ended June 30, 2021 was $3.7 billion compared with $3.6 billion in the prior-year period, an increase of 3 percent. Operating (non-GAAP) diluted earnings per share from continuing operations was $4.10 compared with $4.02 per diluted share for the 2020 period, an increase of 2 percent.

Full-Year 2021 Expectations

The company expects to grow revenue for the full year 2021 based on mid-July 2021 foreign exchange rates. The company continues to expect adjusted free cash flow of $11 billion to $12 billion in 2021. Adjusted free cash flow expectations exclude approximately $3 billion of cash impacts from the company’s structural actions initiated in the fourth quarter of 2020 and the transaction costs associated with the separation of Kyndryl.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the possibility that the proposed separation of the managed infrastructure services unit of the company’s Global Technology Services segment will not be completed within the anticipated time period or at all, the possibility of disruption or unanticipated costs in connection with the proposed separation or the possibility that the separation will not achieve its intended benefits; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data privacy considerations; adverse effects from environmental matters, tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results —

●	adjusting for currency (i.e., at constant currency);
●	total revenue and cloud revenue adjusting for divested businesses and currency;
●	Red Hat revenue normalized for historical comparability;
●	presenting operating (non-GAAP) earnings per share amounts and related income statement items;
●	free cash flow;
●	adjusted free cash flow.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-2q21. Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUE
Cloud & Cognitive Software	$6,098	$5,748	$11,534	$10,987
Global Business Services	4,341	3,890	8,575	8,027
Global Technology Services	6,342	6,316	12,712	12,783
Systems	1,717	1,852	3,144	3,220
Global Financing	242	265	482	564
Other	5	50	28	113
TOTAL REVENUE	18,745	18,123	36,474	35,694

GROSS PROFIT	9,004	8,700	17,208	16,622

GROSS PROFIT MARGIN
Cloud & Cognitive Software	78.1%	77.1%	77.1%	76.3%
Global Business Services	27.9%	28.4%	28.0%	27.8%
Global Technology Services	35.3%	34.2%	34.9%	34.1%
Systems	55.1%	57.8%	54.8%	54.6%
Global Financing	27.4%	38.6%	29.7%	39.7%

TOTAL GROSS PROFIT MARGIN	48.0%	48.0%	47.2%	46.6%

EXPENSE AND OTHER INCOME
S,G&A	5,334	5,248	10,508	11,203
R,D&E	1,657	1,582	3,286	3,207
Intellectual property and custom development income	(135)	(203)	(282)	(319)
Other (income) and expense	315	179	676	361
Interest expense	281	323	562	649
TOTAL EXPENSE AND OTHER INCOME	7,451	7,129	14,751	15,101

INCOME/(LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,552	1,571	2,457	1,522
Pre-tax margin	8.3%	8.7%	6.7%	4.3%
Provision for/(Benefit from) income taxes	227	209	177	(1,017)
Effective tax rate	14.7%	13.3%	7.2%	(66.8)%

INCOME FROM CONTINUING OPERATIONS	$1,325	$1,362	$2,281	$2,538

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	—	(1)	(1)	(2)

NET INCOME	$1,325	$1,361	$2,280	$2,536

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$1.47	$1.52	$2.52	$2.83
Discontinued Operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$1.47	$1.52	$2.52	$2.83

Basic
Continuing Operations	$1.48	$1.53	$2.55	$2.85
Discontinued Operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$1.48	$1.53	$2.55	$2.85

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	904.2	894.9	903.0	895.0
Basic	895.0	889.4	894.3	888.7

INTERNATIONAL BUSINESS

MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2021	2020
ASSETS:

Current Assets:
Cash and cash equivalents	$7,350	$13,212
Restricted cash	215	463
Marketable securities	600	600
Notes and accounts receivable - trade, net	6,827	7,132
Short-term financing receivables, net	8,194	10,892
Other accounts receivable, net	802	714
Inventories	1,807	1,839
Deferred costs	2,211	2,107
Prepaid expenses and other current assets	2,768	2,206
Total Current Assets	30,774	39,165

Property, plant and equipment, net	9,423	10,040
Operating right-of-use assets, net	4,387	4,686
Long-term financing receivables, net	5,674	7,086
Prepaid pension assets	8,046	7,610
Deferred costs	2,362	2,449
Deferred taxes	8,954	9,241
Goodwill	61,645	59,617
Intangibles, net	13,539	13,796
Investments and sundry assets	2,010	2,282
Total Assets	$146,814	$155,971

LIABILITIES:

Current Liabilities:
Taxes	$2,260	$3,301
Short-term debt	6,442	7,183
Accounts payable	4,214	4,908
Deferred income	13,272	12,833
Operating lease liabilities	1,334	1,357
Other liabilities	9,095	10,287
Total Current Liabilities	36,616	39,869

Long-term debt	48,735	54,355
Retirement related obligations	17,265	18,248
Deferred income	4,113	4,301
Operating lease liabilities	3,278	3,574
Other liabilities	14,741	14,897
Total Liabilities	124,747	135,244

EQUITY:

IBM Stockholders’ Equity:
Common stock	56,912	56,556
Retained earnings	162,086	162,717
Treasury stock — at cost	(169,404)	(169,339)
Accumulated other comprehensive income/(loss)	(27,652)	(29,337)
Total IBM Stockholders’ Equity	21,942	20,597

Noncontrolling interests	125	129
Total Equity	22,067	20,727

Total Liabilities and Equity	$146,814	$155,971

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

					Trailing Twelve
	Three Months Ended		Six Months Ended		Months Ended
	June 30,		June 30,		June 30,
(Dollars in Millions)	2021	2020	2021	2020	2021
Net Cash Provided by Operating Activities per GAAP:	$2,625	$3,576	$7,539	$8,052	$17,684

Less: Change in Global Financing (GF) Receivables	900	589	3,763	2,971	5,142
Capital Expenditures, net	(688)	(697)	(1,217)	(1,434)	(2,826)

Free Cash Flow	1,037	2,290	2,559	3,647	9,716

Structural actions initiated in 4Q20 & Separation charges (1)	595	—	1,224	—	1,274

Adjusted Free Cash Flow	1,631	2,290	3,783	3,647	10,990

Free Cash Flow	1,037	2,290	2,559	3,647	9,716

Acquisitions	(1,747)	(6)	(2,866)	(19)	(3,182)
Divestitures	(10)	731	(25)	757	(280)
Dividends	(1,467)	(1,450)	(2,924)	(2,890)	(5,832)
Non-GF Debt	(586)	455	(2,331)	3,958	(6,068)
Other (includes GF Net Receivables and GF Debt)	(335)	213	(522)	(213)	(440)

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$(3,108)	$2,233	$(6,110)	$5,241	$(6,085)

(1) Includes cash impacts incurred in the period related to structural actions initiated in 4Q20 and separation related costs.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2021	2020	2021	2020
Net Income from Operations	$1,325	$1,361	$2,280	$2,536
Depreciation/Amortization of Intangibles	1,680	1,678	3,352	3,313
Stock-based Compensation	243	247	457	436
Working Capital / Other	(1,524)	(300)	(2,313)	(1,204)
Global Financing A/R	900	589	3,763	2,971
Net Cash Provided by Operating Activities	$2,625	$3,576	$7,539	$8,052
Capital Expenditures, net of payments & proceeds	(688)	(697)	(1,217)	(1,434)
Divestitures, net of cash transferred	(10)	731	(25)	757
Acquisitions, net of cash acquired	(1,747)	(6)	(2,866)	(19)
Marketable Securities / Other Investments, net	(227)	(1,264)	(562)	(1,442)
Net Cash Provided by/(Used in) Investing Activities	$(2,671)	$(1,236)	$(4,671)	$(2,138)
Debt, net of payments & proceeds	(1,500)	(38)	(5,799)	1,319
Dividends	(1,467)	(1,450)	(2,924)	(2,890)
Common Stock Transactions - Other	(163)	(137)	(190)	(168)
Net Cash Provided by/(Used in) Financing Activities	$(3,131)	$(1,624)	$(8,914)	$(1,739)
Effect of Exchange Rate changes on Cash	69	101	(65)	(301)
Net Change in Cash, Cash Equivalents and Restricted Cash	$(3,108)	$817	$(6,110)	$3,874

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Three Months Ended June 30, 2021
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$6,098	$4,341	$6,342	$1,717	$242
Internal	726	58	326	241	260
Total Segment Revenue	$6,824	$4,399	$6,668	$1,958	$502

Pre-tax Income/(Loss) from Continuing Operations	1,720	371	381	176	246

Pre-tax Margin	25.2%	8.4%	5.7%	9.0%	48.9%

Change YTY Revenue - External	6.1%	11.6%	0.4%	(7.3)%	(8.6)%
Change YTY Revenue - External @constant currency	2.5%	7.3%	(4.1)%	(10.2)%	(11.6)%

	Three Months Ended June 30, 2020
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$5,748	$3,890	$6,316	$1,852	$265
Internal	743	55	304	240	241
Total Segment Revenue	$6,491	$3,945	$6,621	$2,092	$506

Pre-tax Income/(Loss) from Continuing Operations	1,708	362	250	248	176

Pre-tax Margin	26.3%	9.2%	3.8%	11.8%	34.9%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Six Months Ended June 30, 2021
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$11,534	$8,575	$12,712	$3,144	$482
Internal	1,558	113	639	430	428
Total Segment Revenue	$13,093	$8,688	$13,351	$3,574	$910

Pre-tax Income/(Loss) from Continuing Operations	3,147	761	520	174	412

Pre-tax Margin	24.0%	8.8%	3.9%	4.9%	45.3%

Change YTY Revenue - External	5.0%	6.8%	(0.6)%	(2.4)%	(14.7)%
Change YTY Revenue - External @constant currency	1.6%	2.8%	(4.7)%	(5.0)%	(17.1)%

	Six Months Ended June 30, 2020
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$10,987	$8,027	$12,783	$3,220	$564
Internal	1,556	101	599	388	453
Total Segment Revenue	$12,543	$8,128	$13,382	$3,608	$1,017

Pre-tax Income/(Loss) from Continuing Operations	2,641	633	72	31	370

Pre-tax Margin	21.1%	7.8%	0.5%	0.9%	36.4%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended June 30, 2021
	Continuing Operations
		Acquisition-		Retirement-		Tax		Separation-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments (1)		Adjustments (2)		Impacts		Charges (4)		(Non-GAAP)
Gross Profit	$9,004	$180		$—		$—		$58		$9,242
Gross Profit Margin	48.0%	1.0	Pts	—	Pts	—	Pts	0.3	Pts	49.3%
S,G&A	5,334	(298)		—		—		(116)		4,919
R,D&E	1,657	—		—		—		(0)		1,656
Other (Income) & Expense	315	(1)		(328)		—		—		(14)
Interest Expense	281	—		—		—		—		281
Total Expense & Other (Income)	7,451	(299)		(328)		—		(117)		6,708
Pre-tax Income from Continuing Operations	1,552	479		328		—		175		2,534
Pre-tax Income Margin from Continuing Operations	8.3%	2.6	Pts	1.7	Pts	—	Pts	0.9	Pts	13.5%
Provision for/(Benefit from) Income Taxes (3)	227	107		67		(14)		44		431
Effective Tax Rate	14.7%	1.4	Pts	0.7	Pts	(0.5)	Pts	0.7	Pts	17.0%
Income from Continuing Operations	1,325	373		261		14		131		2,103
Income Margin from Continuing Operations	7.1%	2.0	Pts	1.4	Pts	0.1	Pts	0.7	Pts	11.2%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$1.47	$0.41		$0.29		$0.01		$0.15		$2.33

	Three Months Ended June 30, 2020
	Continuing Operations
		Acquisition-		Retirement-		Tax		Separation-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments (1)		Adjustments (2)		Impacts		Charges (4)		(Non-GAAP)
Gross Profit	$8,700	$187		$—		$—		$—		$8,887
Gross Profit Margin	48.0%	1.0	Pts	—	Pts	—	Pts	—	Pts	49.0%
S,G&A	5,248	(285)		—		—		—		4,962
R,D&E	1,582	—		—		—		—		1,582
Other (Income) & Expense	179	(1)		(273)		—		—		(95)
Interest Expense	323	—		—		—		—		323
Total Expense & Other (Income)	7,129	(286)		(273)		—		—		6,570
Pre-tax Income/(Loss) from Continuing Operations	1,571	473		273		—		—		2,318
Pre-tax Income Margin from Continuing Operations	8.7%	2.6	Pts	1.5	Pts	—	Pts	—	Pts	12.8%
Provision for/(Benefit from) Income Taxes (3)	209	108		52		—		—		369
Effective Tax Rate	13.3%	1.9	Pts	0.7	Pts	—	Pts	—	Pts	15.9%
Income from Continuing Operations	1,362	365		222		—		—		1,949
Income Margin from Continuing Operations	7.5%	2.0	Pts	1.2	Pts	—	Pts	—	Pts	10.8%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$1.52	$0.41		$0.25		$—		$—		$2.18

(1)  Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

(2)  Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

(3)  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

(4) Kyndryl separation charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Six Months Ended June 30, 2021
	Continuing Operations
		Acquisition-		Retirement-		Tax		Separation-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments (1)		Adjustments (2)		Impacts		Charges (4)		(Non-GAAP)
Gross Profit	$17,208	$355		$—		$—		$61		$17,624
Gross Profit Margin	47.2%	1.0	Pts	—	Pts	—	Pts	0.2	Pts	48.3%
S,G&A	10,508	(591)		—		—		(175)		9,742
R,D&E	3,286	—		—		—		(0)		3,286
Other (Income) & Expense	676	(1)		(670)		—		—		5
Interest Expense	562	—		—		—		—		562
Total Expense & Other (Income)	14,751	(593)		(670)		—		(175)		13,313
Pre-tax Income from Continuing Operations	2,457	948		670		—		236		4,312
Pre-tax Income Margin from Continuing Operations	6.7%	2.6	Pts	1.8	Pts	—	Pts	0.6	Pts	11.8%
Provision for/(Benefit from) Income Taxes (3)	177	240		128		6		59		610
Effective Tax Rate	7.2%	4.0	Pts	1.9	Pts	0.1	Pts	1.0	Pts	14.1%
Income from Continuing Operations	2,281	707		542		(6)		177		3,702
Income Margin from Continuing Operations	6.3%	1.9	Pts	1.5	Pts	(0.0)	Pts	0.5	Pts	10.1%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$2.52	$0.79		$0.60		$(0.01)		$0.20		$4.10

	Six Months Ended June 30, 2020
	Continuing Operations
		Acquisition-		Retirement-		Tax		Separation-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments (1)		Adjustments (2)		Impacts		Charges (4)		(Non-GAAP)
Gross Profit	$16,622	$375		$—		$—		$—		$16,998
Gross Profit Margin	46.6%	1.1	Pts	—	Pts	—	Pts	—	Pts	47.6%
S,G&A	11,203	(570)		—		—		—		10,633
R,D&E	3,207	—		—		—		—		3,207
Other (Income) & Expense	361	(1)		(538)		—		—		(178)
Interest Expense	649	—		—		—		—		649
Total Expense & Other (Income)	15,101	(571)		(538)		—		—		13,992
Pre-tax Income from Continuing Operations	1,522	946		538		—		—		3,006
Pre-tax Income Margin from Continuing Operations	4.3%	2.7	Pts	1.5	Pts	—	Pts	—	Pts	8.4%
Provision for/(Benefit from) Income Taxes (3)	(1,017)	210		65		149		—		(592)
Effective Tax Rate	(66.8)%	28.0	Pts	14.1	Pts	5.0	Pts	—	Pts	(19.7)%
Income from Continuing Operations	2,538	736		472		(149)		—		3,598
Income Margin from Continuing Operations	7.1%	2.1	Pts	1.3	Pts	(0.4)	Pts	—	Pts	10.1%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$2.83	$0.83		$0.53		$(0.17)		$—		$4.02

(1)  Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

(2)  Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

(3)  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

(4) Kyndryl separation charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

							Trailing
	Three Months Ended				Six Months Ended		Twelve Months Ended
	June 30, 2021				June 30, 2021		June 30, 2021
	Change YTY				Change YTY		Change YTY
Revenue Adjusting for Divested Businesses and Currency	Cloud		Total IBM		Total IBM		Cloud

Revenue as reported	12.6%		3.4%		2.2%		15.2%
Impact from divested businesses	0.2	Pts	0.1	Pts	0.1	Pts	0.5	Pts
Currency impact	(4.1)	Pts	(4.0)	Pts	(3.7)	Pts	(3.1)	Pts
Revenue adjusting for divested businesses and currency (non-GAAP)	8.7%		(0.5)%		(1.4)%		12.6%

	Three Months Ended
	June 30, 2021
Red Hat Revenue, Normalized for Historical Comparability	Change YTY

Red Hat Revenue GAAP growth rate (1)	36%
Impact from purchase accounting deferred revenue and intercompany adjustments (2)	(16)	Pts
Red Hat revenue growth rate, normalized for historical comparability (non-GAAP)	20%
Impact from currency	(3)	Pts
Red Hat revenue growth rate, normalized for historical comparability and adjusting for currency (non-GAAP)	17%

(1) Represents change in GAAP revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2) Represents change in the second-quarter 2021 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.